Exhibit 99.1

5540 Ekwill Street
Santa Barbara, CA 93111
Telephone: 805.692.5414
Fax: 805.692.5418

NEW RELEASE

FOR IMMEDIATE RELEASE

INAMED REPORTS 17% SALES GROWTH FOR THIRD QUARTER 2005

•    Third quarter 2005 sales were $105.2 million, an increase of 17%.

•    INAMED Health’s sales were a record $35.5 million, an increase of 59%.

•    Third quarter 2005 diluted GAAP earnings per share were $0.41, including merger related expenses of $4.5 million or $0.12 per share.

•    Third quarter 2005 diluted non-GAAP earnings per share were $0.53.

Santa Barbara, Calif., November 1, 2005 – INAMED Corporation (NASDAQ: IMDC), a global health care company, today announced its financial results for the third quarter ended September 30, 2005.

Financial Results

Total sales in the third quarter 2005 increased by 17% to $105.2 million, up from $90.0 million for the third quarter 2004.  Diluted GAAP earnings per share were $0.41 including expenses of $4.5 million, or $0.12 per share, related to the pending merger of the Company with Medicis Pharmaceutical Corporation.

Diluted non-GAAP earnings per share were $0.53.

 “Record sales of our LAP-BAND® System in the U.S. contributed to a high double-digit growth sales period for INAMED in the third quarter,” said Nick Teti, Chairman, President and Chief Executive Officer. “Our solid operating performance during the quarter demonstrates that the diverse, global platform that we have put in place is continuing to drive positive results across the organization.  As an example, the INAMED Health franchise, which is our highest gross margin business, accounted for greater than one third of our sales in the quarter.”

•      INAMED Sales

Total sales were $105.2 million in the third quarter 2005.

Q3 2005 Results	INAMED Corporation

INAMED Health - Obesity Intervention

Worldwide sales of obesity intervention products in the third quarter 2005 increased 59% over the third quarter 2004 to $35.5 million.

INAMED Aesthetics - Breast

Worldwide breast aesthetics products sales in the third quarter 2005 were $52.2 million, representing a 6% increase over the same period in 2004.

INAMED Aesthetics - Facial

Worldwide facial aesthetics product sales of $16.5 million were down 3% compared to sales in the third quarter 2004.

•      Foreign Currency Effect

Foreign exchange negatively impacted sales during the third quarter 2005 by approximately $0.2 million.

•      Gross Profit Margin and Selling, General and Administration Expenses (“SG&A”)

Commencing January 1, 2005, the Company began recording royalty expense as part of cost of goods sold and is no longer including them in SG&A expenses.  The comparative numbers for the corresponding prior year’s period have been reclassified to reflect this change.

• Gross Profit Margin

The gross profit margin in the third quarter 2005 was 72.2% compared to 71.3% in the third quarter 2004.  Excluding the reclassification of royalties in cost of goods sold, the gross profit margin would have been 76.5% in the third quarter 2005 compared with 74.9% in the same period 2004.

• Selling, General and Administrative

For the third quarter 2005, SG&A expenses were $45.9 million or 43.6% of sales, compared to $35.6 million or 39.6% of sales for the third quarter 2004.  Excluding the reclassification of royalties and the merger related expenses of $4.5 million in third quarter, the SG&A expenses as a percentage of sales would have been 43.6% in the third quarter 2005, compared to 43.1% in the third quarter 2004.

•      Research and Development

The research and development (“R&D”) expense in the third quarter 2005 was $9.1 million or 9% of sales compared to $7.2 million or 8% of sales in the third quarter 2004, an increase of 26%. The increase in R&D was due principally to the ongoing Reloxin® clinical program.

•      Income Taxes

The income tax expense in the third quarter 2005 was $6.3 million representing 30% of pre-tax income.  Excluding the $4.5 million of merger-related expenses from pre-tax income, the income tax expense would have been 24% of pre-tax income.

Conference Call

As previously announced, Inamed will host a conference call today to discuss its third quarter 2005 results at 5:00 p.m. Eastern Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public by going to Inamed’s website, www.Inamed.com. The event will be archived and available for replay for fourteen days following the conference call.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including diluted non-GAAP earnings per share and certain of the cost of goods sold, selling, general and administrative expenses and income tax expense data may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

About INAMED Corporation

Inamed (NASDAQ: IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND® System for morbid obesity. The Company’s website is www.Inamed.com.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of November 1, 2005 and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed’s anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, product development and regulatory approvals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; the receipt of required regulatory approvals for the merger with Medicis Pharmaceutical Corporation (including the approval of antitrust authorities necessary to complete the merger); the approval of the merger by the stockholders of Inamed and Medicis; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed’s stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed’s silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin Type A products; failure to protect Inamed’s intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of Inamed’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed’s assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed’s assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

CONTACT:

Charles Huiner

(805) 683-6761

INAMED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS & OTHER FINANCIALS TO FOLLOW

###

INAMED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	September 30, 2005	September 30, 2004

Net sales	$105.2	$90.0
Cost of goods sold	29.2	25.8
Gross profit	76.0	64.2

Operating expenses:
Selling, general and administrative	45.9	35.6
Research and development	9.1	7.2
Amortization of intangible assets	1.4	1.3
Total operating expenses	56.4	44.1

Operating income	19.6	20.1

Other income/(expense):
Net interest income and debt costs	0.9	0.1
Foreign currency transaction (losses)/gains	(0.1)	0.2
Royalty income and other	0.8	1.2
Total other income, net	1.6	1.5

Income before income tax expense	21.2	21.6
Income tax expense	6.3	4.8
Net income	$14.9	$16.8

Net income per share of common stock:
Basic EPS	$0.41	$0.47
Diluted EPS	$0.41	$0.47

Weighted average shares outstanding:
Basic	36.3	35.7
Diluted	36.8	36.0

Note:  Certain items in prior year consolidated financials have been reclassified to conform to current year presentation.  The Company has reclassified royalties from SG&A to Cost of Goods Sold.

INAMED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(millions, except per share data)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2004

Net sales	$325.1	$280.6
Cost of goods sold	90.3	77.7
Gross profit	234.8	202.9

Operating expenses:
Selling, general and administrative	137.6	130.2
Research and development	29.9	19.1
Restructuring charges	(0.7)	—
Amortization of intangible assets	4.0	3.7
Total operating expenses	170.8	153.0

Operating income	64.0	49.9

Other income/(expense):
Net interest income and debt costs	1.7	0.4
Foreign currency transaction losses	(0.3)	—
Royalty income and other	2.8	3.5
Total other income, net	4.2	3.9

Income before income tax expense	68.2	53.8
Income tax expense	19.0	9.6
Net income	$49.2	$44.2

Net income per share of common stock:
Basic EPS	$1.36	$1.25
Diluted EPS	$1.34	$1.23

Weighted average shares outstanding:
Basic	36.2	35.5
Diluted	36.6	35.9

Note:  Certain items in prior year consolidated financials have been reclassified to conform to current year presentation.  The Company has reclassified royalties from SG&A to Cost of Goods Sold.

INAMED CORPORATION AND SUBSIDIARIES

SALES BY PRODUCT LINE

(unaudited)

(millions)

	Three Months	Three Months
	Ended	Ended	Growth
	September 30, 2005	September 30, 2004	Rates

Sales by product line
Breast aesthetics	$52.2	$49.3	6%
Health	35.5	22.2	59%
Facial aesthetics	16.5	17.1	(3)%
Other *	1.0	1.4	(29)%
Total	$105.2	$90.0	17%

* Other includes ongoing sales to other medical manufacturers (principally sales of Contigen®)

INAMED CORPORATION AND SUBSIDIARIES

SALES BY PRODUCT LINE

(unaudited)

(millions)

	Nine Months	Nine Months
	Ended	Ended	Growth
	September 30, 2005	September 30, 2004	Rates
Sales by product line
Breast aesthetics	$176.0	$159.5	10%
Health	92.8	62.6	48%
Facial aesthetics	53.1	55.0	(3)%
Other *	3.2	3.5	(9)%
Total	$325.1	$280.6	16%

* Other includes ongoing sales to other medical manufacturers (principally sales of Contigen®)

INAMED CORPORATION AND SUBSIDIARIES

NON GAAP EARNINGS PER SHARE RECONCILIATION

(unaudited)

(millions, except per share data)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2005
Earnings for per share calculations
GAAP Net income	$14.9	$49.2

Merger related expenses (included in selling, general and adminstrative expenses)	4.5	10.5
Tax effect	—	—

Non GAAP Net income	$19.4	$59.7

Earnings per share
GAAP Diluted EPS	$0.41	$1.34
Merger related expenses	0.12	0.29
Tax effect	—	—
Non GAAP Diluted EPS	$0.53	$1.63

NOTE: There is no tax benefit to the merger related expenses as these expenses, under current tax regulations, are capitalizable.

INAMED CORPORATION AND SUBSIDIARIES

GROSS MARGIN AND SG&A RECONCILIATION

(unaudited)

(millions, except as indicated)

Gross Margin

Three Months	Three Months
Ended	Ended
September 30, 2005	September 30, 2004

Gross margin	$76.0	72.2%	$64.2	71.3%

Royalties	4.5	4.3%	3.2	3.6%

Gross margin excluding royalties	$80.5	76.5%	$67.4	74.9%

Selling, general and administrative (SG&A)

	Three Months		Three Months
	Ended		Ended
	September 30, 2005		September 30, 2004

SG&A	$45.9	43.6%	$35.6	39.6%

Add: Royalties	4.5	4.3%	3.2	3.6%

SG&A with Royalties	50.4	47.9%	38.8	43.1%

Less: Merger related expenses	4.5	4.3%	—	—

SG&A excluding reclassification of royalties and merger related expenses	$45.9	43.6%	$38.8	43.1%

INAMED CORPORATION AND SUBSIDIARIES

GROSS MARGIN AND SG&A RECONCILIATION

(unaudited)

(millions, except as indicated)

Gross Margin

Nine Months	Nine Months
Ended	Ended
September 30, 2005	September 30, 2004

Gross margin	$234.8	72.2%	$202.9	72.3%

Royalties	12.5	3.9%	6.6	2.4%

Gross margin excluding royalties	$247.3	76.1%	$209.5	74.7%

Selling, general and administrative (SG&A)

	Nine Months		Nine Months
	Ended		Ended
	September 30, 2005		September 30, 2004

SG&A	$137.6	42.3%	$130.2	46.4%

Add: Royalties	12.5	3.9%	6.6	2.4%

SG&A with Royalties	150.1	46.2%	136.8	48.8%

Less: Merger related expenses	10.5	3.2%	—	—

Less: Ethicon settlement in Q2 2004	—	—	17.2	6.1%

SG&A excluding reclassification of royalties, merger related expenses and Ethicon settlement	$139.6	43.0%	$119.6	42.7%

INAMED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$115.5	$107.2
Short-term investments	62.7	23.1
Trade accounts receivable, net of allowances of $17.7 and $18.7 in 2005 and 2004, respectively	76.6	69.2
Inventories, net	61.1	56.0
Prepaid expenses and other current assets	25.8	23.7
Total current assets	341.7	279.2

Property and equipment, net	60.7	62.5
Other assets	206.6	228.4

Total Assets	$609.0	$570.1

Liabilities and Stockholders’ Equity
Current liabilities	$92.2	$81.0
Non-current liabilities	17.3	42.8
Stockholders’ equity	499.5	446.3

Total Liabilities and Stockholders’ Equity	$609.0	$570.1